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                                                                   EXHIBIT 10.12


January 15, 1998


Mikron Instrument Company, Inc.
16 Thornton Road
Oakland, New Jersey 07436


Re:  Sales Representation Agreement


Gentlemen:

Reference is hereby made to the Sales Representation Agreement dated as of November 1, 1997 (the "Agreement") by and between Anritsu Meter Co., Ltd. and Mikron Instrument Company, Inc.

The parties hereby agree that notwithstanding the provisions of Paragraph 14 of the Agreement, the commencement date for the Agreement shall be March 01, 1998. All other terms of the Agreement shall continue in full force and effect in accordance with the provisions thereof and from the date hereof, all references to the Agreement shall be deemed to be references to the Agreement as amended hereby.

Please indicate your agreement with the foregoing by signing both copies of this letter and returning to us one fully executed original copy.

Very truly yours,

ANRITSU METER CO., LTD.


By:
   ----------------------------
   Koji Hagiwara
   Director

                                               Acknowledged and agreed:

                                               MIKRON INSTRUMENT COMPANY,  INC.

                                               By:
                                                   -----------------------------
                                                   Keikhosrow Irani
                                                   President
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                         SALES REPRESENTATION AGREEMENT


         This Agreement made as of this is 1st. day of November of 1997 by and between Company.

                 ANRITSU METER CO., LTD.
                 2-4-5 Shimomeguro Meguro-ku
                 Tokyo 153, Japan

         and Representative :

                 MIKRON INSTRUMENT COMPANY, INC.
                 16 Thornton Road
                 Oakland, New Jersey 07436

         for sales of ANRITSU PRODUCTS. In consideration of the mutual promises and covenants contained in this Agreement, Company and Representative agree as follows:

1. Company grants Representative the exclusive right to represent Company in the following territory;

                          NORTH AMERICA

         Representation shall consist of the right to promote, encourage, offer for sale Company's Products and secure orders, enter into sales
         agreements   per Company's usual and ordinary terms and conditions.
         All sales of ANRITSU PRODUCTS in the territory shall be for the account of the Representative.

2. Representative agrees to exercise due diligence and best efforts in promoting the sale of ANRITSU PRODUCTS within the territory. Representative agrees to maintain a sales organization adequate to fulfill this obligation.

         a) Representative to provide adequate customer support in the territory. Representative to follow up on all advertising leads and advise Company of the results.

         b) Representative is responsible for the professional preparation of all price book quotations. Copies of all quotations are to be sent to the Company for its approval.

         Representative shall assist Company in obtaining information related to existing and potential applications and markers for ANRITSU PRODUCTS in the territory. Representative shall advise Company with respect to competition, competitive advertising, and the results of competitive bid awards made within
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         the territory.

3. Representative agrees not to solicit sales for ANRITSU PRODUCTS for delivery, use or sale outside of the territory, without the prior written consent of Company.

4. Representative's sales organization shall not engage itself in the manufacture or sales of products which are in competition with products of Company.

5. All expenses incurred in connection with the representation, demonstration and sale of said products in the territory are the responsibility of Representative.

6. Company agrees to furnish Representative with reasonable quantities of catalogs, data-sheets, price lists, engineering data and application data. Company will provide answers to technical and commercial inquires originating from the territory and other information required, or helpful to the promotion of ANRITSU PRODUCTS in the territory.

7. Representative must present the annual sales target of ANRITSU PRODUCTS to the Company for its approval.

8. All the prices of ANRITSU PRODUCTS are based on the price list which was decided by Company. All the prices shall be in Japanese YEN on the basis of F.O.B. Tokyo, Japan.

9. Representative agrees to make a remittance of the payment of products by T/T or Bank Check within 60 days from the date of Company's Invoice.

10. Company shall indemnify, protect and save harmless Representative from and against all claims, demands and proceedings, actions, liabilities and costs resulting from any actual or alleged infringement of any patent, industrial and property right, of third parties, related to the ANRITSU PRODUCTS.

11. Representative acknowledges and agrees that Company may begin manufacture of ANRITSU PRODUCTS in the territory in the future and therefore Company reserves the right to sell and/or manufacture ANRITSU PRODUCTS in the territory.

12. Representative shall not have any right or claims in or to Company's trademarks or other intellectual property rights except as may be expressly authorized in writing by Company.

13. Representative shall keep confidential any and all information and materials it may have regarding ANRITSU PRODUCTS. Immediately upon termination of this Agreement, Representative shall deliver to
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         Company any information and materials relating to ANRITSU PRODUCTS which are in Representative's procession or control.

14. This Agreement shall commence on the date first above listed and shall continue in effect for a minimum period of FIVE (5) YEARS. After this period it can be terminated by either Company or Representative, with ONE (1) YEAR written advance notice sent at any time by mail. Paragraphs 10, 12, and 13 shall survive the termination of this Agreement.

15. In the event the Agreement is terminated, for any reason whatever, Company shall allow Representative to complete all ANRITSU PRODUCTS orders originated from the territory and dated prior to the effective date of termination. In the event of termination, the Representative agrees not to solicit sales from ANRITSU accounts for any competitive products for a period of one year.

16. This Agreement may not be assigned by either party without the written consent of the other.

In witness whereof, this Agreement has been executed on the day and the year first listed above.


COMPANY                                    REPRESENTATIVE
-------                                    --------------

ANRITSU METER CO., LTD.                    MIKRON INSTRUMENT CO., INC.
2-4-5 Shimomeguro Meguro-ku                16 Thornton Road
Tokyo 153, Japan                           Oakland, New Jersey 07436

Name:  Masatsune Senbokuya                 Name:  Keikhosrow Irani

Title: President                           Title: President

SIGNATURE:                                 SIGNATURE:
         --------------------                       -----------------------

DATE:                                      DATE:
         --------------------                       -----------------------